Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of HMS Holdings Corp. for the quarter ended September 30, 2004, I, William F. Miller III, Chairman and Chief Executive Officer of HMS Holdings Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of HMS Holdings Corp.

/S/ WILLIAM F. MILLER III

WILLIAM F. MILLER III
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to HMS Holdings Corp. and will be retained by HMS Holdings Corp. and furnished to the Securities and Exchange Commission or its Staff upon request.

November 4, 2004